As filed with the Securities and Exchange Commission on November 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

McCormick & Company Incorporated

(Exact name of registrant as specified in its charter)

Maryland	52-0408290
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

18 Loveton Circle, P.O. Box 6000

Sparks, Maryland

21152-6000

(410) 771-7301

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

W. Geoffrey Carpenter

General Counsel, Vice President and Secretary

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

(410) 771-7301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan L. Dye

C. Alex Bahn

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)(3)
Common Stock, no par value	180,028	(3)	(3)	(3)
Common Stock Non-Voting, no par value	677,728(3)	$72.57	$21,771,000	$2,529.79(3)
Total				$2,529.79

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement registers such indeterminate number of additional shares of Common Stock and Common Stock Non-Voting as may be issued in connection with share splits, share dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock and Common Stock Non-Voting, respectively, as reported on the New York Stock Exchange on November 17, 2014.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, 180,028 shares of McCormick & Company, Incorporated Common Stock and 377,728 shares of McCormick & Company, Incorporated Common Stock Non-Voting registered hereunder are unsold securities previously registered on Registration Statement No. 333-178152 filed on November 23, 2011 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. The amount of the registration fee in the “Calculation of Registration Fee” table relates to the additional 300,000 shares of McCormick & Company, Incorporated’s Common Stock Non-Voting being registered hereunder. As a result, a filing fee of $2,529.79 is being paid herewith. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS

McCORMICK & COMPANY, INCORPORATED

18 Loveton Circle

Sparks, Maryland 21152 (410) 771-7301

COMMON STOCK 180,028 SHARES

COMMON STOCK NON-VOTING 677,728 SHARES

INVESTOR SERVICES PLAN, AS AMENDED

McCormick & Company, Incorporated (the “Company”) hereby offers participation in its Investor Services Plan, as amended (the “Plan”). This prospectus replaces the previous Plan prospectus dated November 23, 2011. The Plan retains the benefits of the existing Investor Services Plan. Shareowners of record who are currently participating in the Company’s existing Investor Services Plan will automatically become participants in the Plan without any further action on their part.

As of the date of this prospectus, there are 180,028 shares of Common Stock and 677,728 shares of Common Stock Non-Voting available for issuance under the Plan. Shares of the Company’s Common Stock are traded on the New York Stock Exchange (“NYSE”) under the trading symbol MKCV. Shares of the Company’s Common Stock Non-Voting are traded on the NYSE under the trading symbol MKC. The CUSIP number of the Company’s Common Stock is 579780 10 7. The CUSIP number of the Company’s Common Stock Non-Voting is 579780 20 6. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

If you do not currently own shares of McCormick stock, you may purchase shares of Common Stock Non-Voting by investing a minimum of $500, subject to Plan limitations. Once you become a participant in the Plan, you may purchase additional shares of the same class or classes of the Company’s common stock as may be owned by you by reinvesting your dividends or making cash payments.

If you are a current holder of Common Stock Non-Voting or Common Stock, you may participate in the Plan by completing an Account Authorization Form. If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you are not eligible to participate in the Plan until you become a shareowner of record by either withdrawing the shares from your brokerage account and registering the shares in your own name or by enrolling in the Plan the same way as a new shareowner.

The shares issued under the Plan may be new issue shares or open market purchases. The price of new issue shares is the average of the high and low price carried out to four decimal places, of the Common Stock Non-Voting, as reported by the NYSE on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Common Stock Non-Voting and Common Stock purchased on the open market or in negotiated transactions is the weighted average price of the shares of Common Stock Non-Voting actually purchased for the applicable investment date.

Some changes have been made to the existing Investor Services Plan and, accordingly, all current and prospective participants are encouraged to read this prospectus in its entirety.

Shares of Common Stock Non-Voting offered under the Plan to persons who are not currently shareowners of McCormick & Company, Incorporated are offered through a registered broker/dealer.

PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 18, 2014

i

PURPOSE

The Plan provides individuals who enroll (“Participants”) with a convenient and affordable method of systematically increasing their ownership interest in the Company through purchases of Common Stock Non-Voting (“Non-Voting Stock”) or Common Stock (“Voting Stock”) depending on the class of stock you own (the term “Stock” shall refer to both classes of the Company’s stock). You may also reinvest your cash dividends in additional shares of the class of Stock you own.

SUMMARY OF FEATURES

OPEN TO NEW SHAREOWNERS — If you do not currently own shares of Stock, you may become a Participant in the Plan through a purchase of Non-Voting Stock by paying an enrollment fee and making an initial investment of at least $500.

OPTIONAL CASH INVESTMENTS — You may make optional cash investments in the class of Stock you own, with a minimum of $50 per investment up to the limits set forth on the Plan forms ($50,000 per calendar year for Non- Voting Stock; $12,000 per calendar year for Voting Stock). Optional cash investments may be made by automatic withdrawal, monthly, semi-monthly or less frequent intervals by check, as you desire. You are under no obligation to make additional cash investments.

AUTOMATIC REINVESTMENT OF DIVIDENDS — Cash dividends paid on all or a specified percentage of shares of Stock may be automatically reinvested in additional shares of the class of Stock you own.

FULL INVESTMENT OF PLAN FUNDS — Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares may be reinvested in additional shares of the class of Stock you own.

AUTOMATED TRANSACTIONS — You may establish automated privileges for your Plan account, enabling you to execute certain Plan orders online or by phone.

SHARE SAFEKEEPING — You may deposit for safekeeping certificates representing shares of Stock, whether or not the shares were issued under the Plan, at no cost to you.

ACCOUNT STATEMENTS — Account statements detailing your Plan activities are mailed to you following each Plan transaction.

CONSIDERATIONS

You should consider the following prior to participating in the Plan:

BROKERAGE COMMISSION — Participants pay a brokerage commission for each share of Stock purchased for their Plan account in open market transactions. The Company expects that generally all Plan purchases will be effected in open market transactions. Participants pay a brokerage commission for each share sold through the Plan.

SERVICE FEES — You will pay a service fee for each sale of Plan shares.

INVESTMENT TIMING/PRICE RISKS — Shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the shares, as the case may be, outside of the Plan. You bear the risk of fluctuations in the price of Stock.

NO INTEREST PAID PENDING INVESTMENT — No interest is paid on optional cash investments pending investment in Stock.

RISK FACTORS

Investing in our Stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended November 30, 2013 and in other documents that we file with the U.S. Securities and Exchange Commission (“SEC”). Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

ADMINISTRATION

As of the date of this prospectus, administration of the Plan is handled by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Plan Administrator”). The Plan Administrator is responsible for receiving initial and optional cash investments from Participants, forwarding funds received from or on behalf of Participants to a registered broker/dealer for purchases of Stock, issuing statements to Participants of their Plan account activities and performing certain other administrative duties related to the Plan. Participants may contact the Plan Administrator as follows:

Contact Information

Internet

shareowneronline.com

Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.

To enroll in the Plan:

If you are an existing registered shareowner:

1.	Go to shareowneronline.com

2.	Select Sign Up Now!

3.	Enter your Authentication ID* and Account Number

*	If you do not have your Authentication ID, select I do not have my Authentication ID. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Under Invest in a Plan, select Direct Purchase Plan

3.	Select McCormick & Company, Inc.

4.	Under New Investors, select Invest Now

5.	Follow instructions on the Buy Shares

Email

Go to shareowneronline.com and select Contact Us.

Telephone

1-877-778-6784 Toll-Free

651-450-4064 outside the United States

Shareowner Relations Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time.

You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written correspondence and deposit of certificated shares*:

Wells Fargo Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified and overnight delivery

Wells Fargo Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

*	If sending in a certificate for deposit, see Certificate Deposit and Withdrawal information.

The Plan Administrator is responsible for purchasing and selling shares of Stock for Participants’ Plan accounts, including the selection of the broker or dealer through which Plan purchases and sales are made. The Company has no control over the times or prices at which the Plan Administrator effects transactions on the open market or the selection of the broker or dealer used by the Plan Administrator.

PLAN FORMS

ACCOUNT AUTHORIZATION FORM — An Account Authorization Form is used to enroll in the Plan and, at the time of enrollment, authorizes automatic withdrawals. The Account Authorization Form may also be used to change, establish automatic withdrawals after enrollment and make or change dividend reinvestment elections. An Account Authorization Form is enclosed with this prospectus.

TRANSACTION REQUEST FORM — A Transaction Request Form is used to make optional cash investments, sell Plan shares, deposit share certificates and terminate participation in the Plan. A Transaction Request Form is attached to each account statement mailed to Participants.

You may obtain additional Plan forms online at shareowneronline.com or by contacting the Plan Administrator.

ELIGIBILITY

Any person or entity, whether or not currently a registered owner of Stock, may participate in the Plan by enrolling in accordance with the procedures described in the “Enrollment and Participation” section below. The Company reserves the right to deny, modify, suspend or terminate participation by any person or entity.

Note: Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

ENROLLMENT AND PARTICIPATION

You may enroll in the Plan at any time online at shareowneronline.com or by completing an Account Authorization Form and returning it to the Plan Administrator at the address on the form.

CURRENT SHAREOWNERS — If your shares are currently registered in your name with the Company, not held by your broker or bank in their name, you can enroll through shareowneronline.com or by submitting an Account Authorization Form by mail (see Contact Information).

NEW SHAREOWNERS — If you do not already own the Company shares registered in your name, you can enroll in the Plan by submitting a completed Account Authorization Form along with a payment for your initial investment. You may enroll through shareowneronline.com and authorize an automatic withdrawal from your bank account or through the mail by sending the Account Authorization Form along with a check (see Contact Information).

DIVIDEND REINVESTMENT

As described below, by participating in the Plan, you may elect to have all or a percentage of the cash dividends paid on your shares of Stock automatically reinvested in the class of Stock you own on the dividend payment date. THE PAYMENT OF DIVIDENDS ON STOCK IS AT THE DISCRETION OF THE BOARD OF DIRECTORS OF McCORMICK & COMPANY, INCORPORATED.

REINVESTMENT OPTIONS

FULL DIVIDEND REINVESTMENT — All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. The participant will not receive cash dividends from the Company; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account. (RD)

PARTIAL DIVIDEND REINVESTMENT — A participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. A participant may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RX-N)

An example of partial reinvestment by percentage: A participant has a total of 150 shares; 120 shares are held in the Plan, 15 in physical certificate form and 15 shares in book entry DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

NO DIVIDEND REINVESTMENT — All dividends payable to the participant will be paid in cash. This includes the dividend payable on all shares held in the Plan, any shares held in physical certificate form or held through book entry DRS. The participant’s dividend payment will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RPO)

You may change your reinvestment option at any time by going online (see “Internet Privileges”), calling (see “Telephone Transactions”) or sending written notice to the Plan Administrator. You may also send in optional cash investments with any of the above options.

DIRECT DEPOSIT OF DIVIDENDS — For electronic direct deposit of any dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The participant should include a voided check or deposit slip from the bank account for which to set up direct deposit. If your Stock is jointly owned, all owners must sign the form.

DIVIDEND PAYMENT DATES — If the Plan Administrator receives your Account Authorization Form on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If the Plan Administrator receives your Account Authorization Form after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date.

CASH INVESTMENTS

INITIAL CASH INVESTMENT — If you are not a registered owner of Stock, you must include an initial cash investment of at least $500 with your completed Account Authorization Form to become a Participant. You must also pay a one-time enrollment fee (see “Investment Summary and Fees” above). Initial cash investments and payment of the enrollment fee must be made by check payable to “Wells Fargo Shareowner Services” in U.S. funds drawn on a U.S. or Canadian financial institution.

OPTIONAL CASH INVESTMENTS — Participants may make optional cash investments at any time for the class of Stock then owned by personal check or automatic withdrawal in U.S. dollars from a designated U.S. or Canadian financial institution. Participants may vary their optional cash investment from a minimum of $50 per investment for Non-Voting Stock or Voting Stock up to the maximums specified on the Plan forms ($50,000 per calendar year for Non-Voting Stock; $12,000 per calendar year for Voting Stock). Initial cash investments are included in the month in which they are made for purposes of determining whether the maximum has been reached.

CHECK — Optional cash investments made by check must be accompanied by a completed Account Authorization Form or Transaction Request Form and received by the Plan Administrator no later than two business days prior to an investment date for an initial cash investment and one business day prior to an investment date for optional cash investments, to be invested on that investment date; otherwise, optional cash investments are held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check should be payable to “Wells Fargo Shareowner Services” in U.S. funds drawn on a U.S. or Canadian financial institution.

AUTOMATIC CASH WITHDRAWAL — A participant may setup a one-time, semi-monthly or monthly automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see Contact Information). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from the participant’s designated bank account on or about the 9th and/or the 25th of each month and will be invested in the Company Stock within five (5) trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

REFUNDS OF INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS — Upon written request, the Plan Administrator will refund your initial cash investment or any optional cash investment, provided your request is received by the Plan Administrator at least two business days prior to the next investment date which follows the receipt of the initial cash investment and/or optional cash investments.

RETURNED FUNDS — If any optional cash contributions, including payments by check or automatic withdrawal, are returned for any reason, the Plan Administrator will remove from the Participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in the account to recover a returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

INVESTMENT PENDING PURCHASE; PLAN ADMINISTRATOR COMPENSATION — During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN STOCK AND THEY DO NOT EARN DIVIDENDS PRIOR TO THEIR INVESTMENT. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

PURCHASE OF SHARES

SOURCE OF SHARES — Stock purchased by Participants under the Plan are either new issue shares or shares purchased on the open market. All shares of Stock in the Plan are registered under the Securities Act of 1933. In open market transactions, the Plan Administrator purchases shares as soon as administratively possible (but in no event more than five business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. The Company determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions of the frequency with which it can change its determination, may change such determination from time to time without notice to Plan Participants.

PRICE OF SHARES — The price per share of newly issued shares of Stock purchased from the Company is the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Stock purchased on the open market or in negotiated transactions is the weighted average price of Non-Voting Stock at which the shares are actually purchased on the applicable investment date. All purchases will be made within five business days of an investment date. The Plan Administrator may in its discretion commingle Participants’ funds for the purpose of effecting purchase orders and may offset purchase and sale orders to arrive at a net purchase or sale order. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of Participants, Participants may lose any advantage otherwise available from being able to select the timing of their investment.

INVESTMENT DATES

DIVIDEND REINVESTMENT — Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

OPTIONAL CASH INVESTMENTS — Optional cash investments are expected to be made generally within five (5) trading days from receipt of your investment amount, or in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

ACCOUNT SET-UP — If you are not a registered owner of Stock, you will be charged a one-time enrollment fee. The fee must be paid by check and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment and applies even if you authorize automatic withdrawal investments.

BROKERAGE COMMISSION — You will pay a brokerage commission for each share of Stock purchased and for each share sold from your Plan account in open market transactions, even if a purchase or sale order is used to off- set another Plan order. Brokerage commissions payable with respect to Plan purchases will be deducted from the amount invested on your behalf. Brokerage commissions payable with respect to Plan sales will be deducted from the proceeds payable to you.

SERVICE FEES — You will pay a service fee in connection with each sale of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to you.

COMMISSIONS AND FEES SUBJECT TO CHANGE — The Company may change from time to time the amount of commissions and fees charged to Participants.

INVESTMENT SUMMARY AND FEES

Summary

Minimum cash investments
Minimum one-time initial purchase for new investors*	$500.00
* Or 10 minimum recurring automatic investments	$50.00
Minimum one-time optional cash purchase	$50.00
Minimum recurring automatic investments	$50.00
Maximum cash investments
Maximum annual investment Non-Voting	$50,000.00
Maximum annual investments Voting	$12,000.00
Dividend reinvestment options
Reinvest options	Full, Partial, None

Fees

Investment fees
Initial enrollment (new investors only)	$15.00
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	$0.06
Optional cash purchase trading commission per share	$0.06
Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$20.00 per year

ACCOUNT STATEMENTS

The Plan Administrator maintains an account for each Participant and sends account statements to each Participant as soon as administratively possible after each quarterly dividend reinvestment and each weekly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide Participants with a record of their purchases and sales and should be retained for tax purposes. If you elect the “No Dividend Reinvestment” option, you will receive a statement only when there is a change in the number of shares held for you by the Plan.

SHARE CERTIFICATES

Plan purchases are credited to each Participant’s account and shown on the Participant’s account statement. Participants do not receive certificates for their Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces the Company’s administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Transaction Request Form to the Plan Administrator or contacting the Plan Administrator by phone. Any remaining full and fractional shares continue to be credited to Participants’ accounts. Certificates for fractional shares are not issued under any condition.

TELEPHONE TRANSACTIONS

You may establish automated privileges for your Plan account, enabling you to execute the following Plan orders by telephone:

•	Sell a portion or all of your Plan shares, if the current market value of the shares to be sold is $50,000 or less.

•	Request a portion or all of your full Plan shares.

•	Change the amount of your Automatic Withdrawal.

•	Change your reinvestment option. (Example: Change from full reinvestment to partial reinvestment).

To establish automated privileges for your Plan account, please contact the Plan Administrator.

INTERNET PRIVILEGES

You may access your account information and perform transactions online at shareowneronline.com. Accounts that are registered in the name of an Investment Club, Corporation, or Partnership will not be allowed online access. Please note: additional access restrictions may apply.

Instructions on creating an account or accessing your account online are as follows:

For non-shareholders of record (new investors): Go to shareowneronline.com and click on “Direct Purchase Plan,” under the column titled Invest in a Plan. Next, simply click on “Invest Now” under the column New Investors for McCormick & Company, Inc. Then follow instructions on the “Buy Shares” page.

For current shareholders of record: Go to shareowneronline.com and click on “Sign Up Now!” under “I am a Current Shareowner.” You will need your 10-digit account number, your 12-digit Authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

Once you have activated your account online, you can also:

•	Authorize, change or stop your Automatic Withdrawal

•	Change your dividend reinvestment option (for example, from full to partial reinvestment)

Sell some or all of your Plan shares if the current market value of the shares to be sold is $50,000 or less. Certain restrictions may apply.

SHARE SAFEKEEPING

At any time beginning with enrollment in the Plan, Participants may deposit with the Plan Administrator certificates representing shares of Stock, whether or not the shares were acquired under the Plan, at no cost to the Participants. To use this service, Participants must send their certificates to the Plan Administrator with a properly completed Account Authorization Form or Transaction Request Form. Shares represented by certificates deposited with the Plan Administrator are credited to Participants’ accounts and thereafter are treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificate shares deposited with the Plan Administrator.

The Company strongly recommends that Participants use registered mail to mail their certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, Participants bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

Optional Mail Loss Insurance

The participant is advised that choosing registered, express or certified mail alone will not provide full protection, should the certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the shares should they become lost or stolen through the mail. As the Plan Administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form. Replacement transaction fees may also apply.

To take advantage of the optional mail loss insurance, simply include a check in the amount of $10.00, made payable to ‘WFSS Surety Program’, along with the certificates and instructions. Choose an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT, or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000. The value of certificate shares is based on the closing market price of the Stock on the trading day prior to the documented mail date.

Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. A copy of the certificate(s) mailed, along with proof that it was sent by trackable mail should be submitted with the claim. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

Certificate(s) will be issued to a participant for the Company Stock in the participant’s account upon written request to the Plan Administrator. No certificate for a fractional share will be issued.

SHARE TRANSFERS WITHIN PLAN

Plan shares may also be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, you must complete a Stock Power Form and return the completed Stock Power Form to the Plan Administrator. The signature of the transferring Participant on the Stock Power Form must be medallion guaranteed by an eligible financial institution. Stock Power Forms may be obtained online at shareowneronline.com or by contacting the Plan Administrator. If the person to whom the shares are transferred is not a Participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan. You may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless the Plan Administrator has issued certificates representing the shares.

If you request to transfer all shares in your Plan account between a dividend record date and payable date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares.

SALE OF SHARES

Sales are usually made through an affiliated broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the shares of the Company are traded. Depending on the number of Company shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares of Non-Voting Stock under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order. Sales of Voting Stock are available only through a Batch Order unless the shares are converted into Non-Voting Stock.

Batch Order (online, telephone, mail) – The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-‘Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone) – The Plan Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the participant (see Investment Summary and Fees for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail four business days after trade date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested that the participant can deliver to their broker.

The Company’s share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Bank nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

SELLING PARTICIPANTS SHOULD BE AWARE THAT THE SHARE PRICE OF THE STOCK MIGHT FALL OR RISE DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE PLAN ADMINISTRATOR, AND THE ULTIMATE SALE ON THE OPEN MARKET. PARTICIPANTS SHOULD EVALUATE THESE POSSIBILITIES WHILE DECIDING WHETHER AND WHEN TO SELL ANY SHARES THROUGH THE PLAN. THE PRICE RISK WILL BE BORNE SOLELY BY THE PARTICIPANT.

TERMINATION

A participant may terminate participation in the Plan at any time by instruction to the Plan Administrator. Requests can be made either online, by telephone or through the mail (see Contact Information). A participant requesting termination may elect to retain Company shares or to sell all or a portion of the shares in the account. If a participant chooses to retain the Plan shares, they will be converted and held in book-entry DRS. Any fractional shares will be sold and a check will be sent to the participant for the proceeds. If a participant chooses to sell the Plan shares, the Plan Administrator will sell such shares at the current market value and will send the proceeds to the participant, less fees and any applicable taxes. If no election is made in the request for termination, whole Plan shares will be converted to book entry DRS. Upon termination, any uninvested contributions will be returned to the participant. Any future dividends will be paid in cash, unless the participant rejoins the Plan.

If the participant’s request to terminate their participation in the Plan is received on or after a dividend record date, but before the dividend payable date, the participant’s termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to the participant.

The Plan Administrator reserves the right to terminate participation in the Plan if a participant does not have at least one whole share in the Plan. Upon termination the participant may receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.

After termination, you may re-enroll in the Plan by submitting a new Account Authorization Form and complying with all other enrollment procedures (see “Enrollment and Participation” above). In order to minimize unnecessary plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, the Company reserves the right to deny participation in the Plan to a previous Participant who the Company or the Plan Administrator believes has been excessive in the frequency of Plan enrollment and termination.

OTHER INFORMATION

STOCK DIVIDENDS AND STOCK SPLITS — Any shares distributed to you pursuant to a stock dividend or stock split on shares registered in your name or credited to your account under the Plan will be added to your Plan account and not mailed or delivered directly to you. You may however, request the Plan Administrator to issue certificates for such stock dividends or split shares once they are added to your Plan account (see “Share Certificates” above). If you send a notice of termination or a sales request to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

DIVIDEND AND VOTING RIGHTS — Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of Stock purchased on or within two business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.

VOTING OF PLAN SHARES — Participants in the Plan will receive voting materials and have the sole right to vote the Voting Stock of the Company represented by the shares held for them in the Plan. In the event the participant does not provide direction for voting, the Plan shares will not be voted.

The participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recent submitted instructions.

CONVERSION OF VOTING STOCK — Owners of Voting Stock may exchange their shares for Non-Voting Stock on a share-for-share basis at any time.

RESALE OF STOCK — Generally, there are no restrictions on the resale or transfer of shares of Stock issued under the Plan by “non-affiliates” of the Company. As defined pursuant to Rule 144 under the Securities Act of 1933, an “affiliate” is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Shares of Stock issued pursuant to the Plan may be sold or transferred by non-affiliates once they are no longer subject to any restriction or similar conditions. Affiliates of the Company must resell their shares of Stock in compliance with the volume limitations and other requirements of Rule 144 under the Securities Act of 1933 and may need to report their transactions on a Form 144 filed with the SEC. Persons who are affiliates of the Company should consult their own counsel regarding the applicability of Rule 144 if they wish to resell shares of Stock acquired under the Plan.

LIMITATION OF LIABILITY —The Plan Administrator, its nominee and the Company shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

In administering the Plan, neither the Company, the Plan Administrator nor any independent agent selected by the Plan Administrator shall be liable for any good faith act or omission to act, including, but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which Stock is purchased or sold, or (iii) as to the value of the Stock acquired for participants. Buying and selling Stock is subject to investment risk. The price may fall or rise during the period between a request for investment or sale, its receipt by the Plan Administrator, and the ultimate transaction in the open market. Any decision to purchase or sell securities through the Plan must be made by the participant based upon his or her own research and judgment. The price risk will be borne solely by the participant.

The Plan Administrator is acting solely as agent for the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as administratively possible under the circumstances.

The Plan Administrator is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of the Company Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker, including any affiliated broker, utilized in share transactions within a reasonable time upon written request from the participant.

The Company and the Plan Administrator may agree from time to time to amendments and modifications of the Plan.

The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. Contact the Plan Administrator (see Contact Information) to determine if a particular request, including any sales request, must be submitted in writing.

Any notice, instruction, request, election or direction that is required or permitted under the Plan shall become effective when received by the Plan Administrator. Such notice, instruction, request, election or direction shall be mailed to the address set forth in this brochure.

Except as otherwise expressly provided herein, participants may not sell, pledge, hypothecate or otherwise assign or transfer the participant’s account any interest therein or any cash or shares credited to the participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareowner’s rights in respect to shares for which certificate(s) have been received.

The Plan Administrator may terminate the account at any time by notice in writing mailed to the participant.

MODIFICATION OR TERMINATION OF THE PLAN — The Company may suspend, modify or terminate the Plan at any time in whole or in part or with respect to Participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected Participants. No such event will affect any shares then credited to a Participant’s account. Upon any whole or partial termination of the Plan by the Company, each affected Participant will have all full Plan shares converted to book entry/DRS form or a physical certificate will be issued. Participant will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock (as reported by the NYSE) on the termination date, or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

DENIAL OR TERMINATION OF THE PLAN — At the Company’s direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. The Company also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent it is deemed advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, your full Plan shares will be converted to book entry/DRS form or issued in certificate form. Participants will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock as reported by the NYSE on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

FEDERAL INCOME TAX INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THIS SUMMARY APPLIES TO UNITED STATES TAXPAYERS ONLY, EXCEPT WHERE OTHERWISE STATED. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES. FOR EXAMPLE, THE DISCUSSION DOES NOT ADDRESS THE TREATMENT OF STOCK DIVIDENDS AND STOCK SPLITS OR ANY OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS AND YOUR PARTICULAR CIRCUMSTANCES MAY AFFECT THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

This Plan assumes that each participant will use the first-in, first-out (FIFO) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis at any time.

FEDERAL INCOME TAX CONSEQUENCES

DIVIDEND INCOME — Distributions of cash on Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed the Company’s current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your basis in the Stock, but not below zero, and then will be treated as gain from the sale of Stock. Corporate Participants in the Plan, if any, may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. If you participate in the Plan and your reinvested distributions are used to purchase newly issued shares of Stock from the Company, your distributions for federal income tax purposes will be equal to the fair market value of the shares of Stock that you receive pursuant to such reinvestment, which generally will be determined as the average of the highest and lowest sale price of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date. Distributions that are reinvested in shares of Stock purchased on the open market or in negotiated transactions will be treated as a taxable dividend in an amount equal to the purchase price of such shares. In addition, if you make optional cash investment under the Plan, you may be treated as having received a taxable distribution to the extent Stock purchases under the Plan are determined to have been made at less than fair market value, with the amount of any such deemed distribution equal to the excess of the fair market value of the shares purchased on the applicable investment date over the amount of the purchase. Any such distribution would be taxable to the extent of the Company’s current or accumulated earnings and profits, as described above. You are advised to consult with your own tax advisors with respect to the tax consequences applicable to you in such a situation.

COST BASIS OF SHARES — For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares plus any brokerage commissions paid by you in connection with purchases of Stock for your account.

GAINS AND LOSSES FROM THE SALE OF SHARES — You will not realize any taxable income from the issuance of certificates representing Plan shares. You may realize a gain or loss, however, at the time the shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of gain or loss realized, if any, is based on the difference between the amount you receive for the shares, including any fractional shares credited to your account (following termination of participation in the Plan), reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your cost basis of the shares. In general, any gain or loss will be capital gain or loss. The capital gain or capital loss will be long-term capital gain or loss if you have held the shares for more than one year. Your holding period will begin the day following the applicable investment date and include any period during which the shares were held by the Plan in your name. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

IRS REPORTS — The Plan Administrator reports dividend income to Participants and the Internal Revenue Service (“IRS”) on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling Participants and the IRS on Form 1099-B. For Participants who are non-U.S. persons, the Plan Administrator will report dividend income to the selling Participants and the IRS on Form 1042-S.

DIVIDENDS SUBJECT TO WITHHOLDING

Your dividends are subject to federal withholding if you fail to provide a taxpayer identification number to the Plan Administrator. If you are not a U.S. person, your dividends will also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the dividend income.

USE OF PROCEEDS

If purchases of Stock are made directly from the Company, the Company intends to use the net proceeds for working capital, for retirement of debt, and for other general corporate purposes. At present, it is expected that generally all Plan purchases and sales will be effected through open market transactions.

GOVERNING LAW

The laws of the State of Maryland govern the terms and conditions of the Plan and its operation.

LEGAL MATTERS

Matters with respect to the legality of the Stock of the Company being offered hereby have been passed upon for the Company by W. Geoffrey Carpenter, Vice President, General Counsel and Secretary of the Company.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2013 (including the schedule appearing therein), and the effectiveness of McCormick & Company, Incorporated and subsidiaries’ internal control over financial reporting as of November 30, 2013 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION

OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available through our website at www.mccormickcorporation.com. Information on our website does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement, and (ii) until our offering of the securities has been completed:

(a)	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2013 (including the portions of our definitive proxy statement for our 2014 annual meeting of shareholders incorporated by reference therein).

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2014, May 31, 2014 and August 31, 2014.

(c)	Our Current Reports on Form 8-K filed on March 31, 2014, April 3, 2014 and August 12, 2014.

(d)	Our registration on Form 8-A filed on August 30, 2001, which describes the Common Stock.

(e)	Our registration on Form 8-A filed on April 26, 1999, which describes the Common Stock Non-Voting.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

The Company will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus, upon written or oral request and at no cost. To request a copy of these materials, contact the following address and/or phone number: Corporate Secretary, McCormick & Company, Incorporated, 18 Loveton Circle, Sparks, Maryland 21152, (410) 771-7301.

This prospectus is part of a registration statement that we have filed with the SEC and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted above.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable by the registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling security holders. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$2,529.79
Printing and engraving costs	1,000
Accounting fees and expenses	30,000
Legal fees and expenses	25,000
Miscellaneous	5,000

Total	$63,529.79

Item 15. Indemnification of Directors and Officers

Under the Company’s by-laws and the Maryland General Corporation Law, the directors and officers of the Company may be entitled to indemnification in respect of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (“proceedings”), to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification unless the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit in money, property or services. In the case of criminal proceedings the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of appropriate jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Any indemnification required or permitted by the Company’s by-laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

Under the Company’s charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of any improper benefit in money, property or services, or in respect of an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company’s by-laws and the Maryland General Corporation Law.

Additionally, on March 26, 2014, the Company entered into an indemnification agreement with each of its directors and executive officers, utilizing the standard form of indemnification agreement approved by the Board of Directors. The indemnification agreements require the Company to indemnify a director or an executive officer and to advance expenses on behalf of such director or executive officer to the fullest extent permitted by applicable law and establish the procedures by which a director or an executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director may be entitled under the Company’s charter, bylaws, and applicable law

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere and are incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, State of Maryland, on the 18th day of November, 2014.

MCCORMICK & COMPANY, INCORPORATED

By:	/s/ Alan D. Wilson
Alan D. Wilson Chairman, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of November, 2014.

Signature	Title

/s/ Alan D. Wilson	Chairman, President, Chief Executive Officer and Director
Alan D. Wilson

/s/ Gordon M. Stetz, Jr.	Executive Vice President, Chief Financial Officer and Director
Gordon M. Stetz, Jr.

/s/ Christina M. McMullen	Vice President and Controller, Chief Accounting Officer
Christina M. McMullen

A majority of the Board of Directors:

John P. Bilbrey, J. Michael Fitzpatrick, Freeman A. Hrabowski, III, Patricia Little, Michael D. Mangan, Margaret M.V. Preston, Gordon M. Stetz, Jr., William E. Stevens, Jacques Tapiero, and Alan D. Wilson.

By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document

5.1	Opinion of W. Geoffrey Carpenter.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney.